UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 11, 2015

Net Element, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34887	90-1025599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3363 NE 163rd Street, Suite 705, North Miami Beach, FL 33160
(Address of Principal Executive Offices) (Zip Code)

(305) 507-8808
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported on Current Report on Form 8-K filed with the Securities and Exchange Commission on August 4, 2015, Net Element, Inc. (the “Company”) entered into two letter agreements dated August 4, 2015 with the certain qualified institutional investors and certain institutional accredited investors listed in the Securities Purchase Agreement (Senior Convertible Notes and Warrants) (the “Debt and Warrants SPA”) and the Securities Purchase Agreement (Series A Convertible Preferred Stock of the Company) (the “Letter Agreements”).

Among other things, the Letter Agreements provide that, absent a written agreement otherwise, all Notes (as defined in the Debt and Warrants SPA) will be automatically (i.e., without any further action by Company or the investors) null and void as of the Moratorium Date with no obligations or liabilities whatsoever of the Company relating thereto; (ii) the investors' right to purchase, and the Company's obligation to issue, Additional Notes and Additional Warrants (each, as defined in the Debt and Warrant SPA) will be automatically (i.e., without any further action by the Company or the investors) null and void as of the Moratorium Date with no obligations or liabilities whatsoever of the Company relating thereto; and (iii) within five (5) business days from the Moratorium Date, the investors will return to the Company the originals of all Notes for cancellation by the Company. The Moratorium Date (as extended to 11:59 pm EST on October 11, 2015 as previously reported on Current Reports on Form 8-K filed with the Securities and Exchange Commission on September 3, 2015, September 14, 2015, and October 1, 2015, respectively) has expired.

As a result of the expiration of the Moratorium Date, the Company’s indebtedness and all obligations under the Notes, as well as the Company's obligation to issue Additional Notes and Additional Warrants, are cancelled effective as of 11:59 pm EST on October 11, 2015.

In addition, due to the fact that the Warrants (as defined in the Debt and Warrants SPA) were issued in conjunction and together with the Notes pursuant to the Debt and Warrants SPA, the Company and the Investors are engaged in discussions to address disagreements relating to the Warrants.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant.

The disclosures of Item 1.01 of this Current Report are incorporated herein by this reference.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth in Item 1.01 of this Current Report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2015

NET ELEMENT, INC.

By:	/s/ Jonathan New
Name:	Jonathan New
Title:	Chief Financial Officer